FOURTH AMENDMENT
                                     TO THE
                                 MICROAGE, INC.
                             RETIREMENT SAVINGS AND
                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST


                  The MicroAge, Inc. Retirement Savings and Employee Stock Ownership Plan and Trust (the "Plan"), as amended and restated by a document effective as of January 1, 1995 and amended by the First Amendment dated May 10, 1995, the Second Amendment dated March 14, 1996, and the Third Amendment dated November 4, 1996, is hereby further amended as follows:

         1. All of the changes made to the Plan by this Fourth Amendment are effective for distributions made on or after the date of execution.

         2. This Fourth Amendment  replaces Section 6.11(b) of the Plan. The new
Section 6.11(b) shall read as follows:

                  (b) No withdrawal of Elective Deferrals shall be made prior to the Participant's disability, retirement, or severance of employment, except where the Participant evidences a financial hardship. Withdrawals shall be limited solely to Elective Deferrals for all Plan Years without regard to earnings on such Elective Deferrals and without regard to Qualified Matching Contribution and Qualified Nonelective Contributions. Notwithstanding the preceding sentence, if a Participant's December 31, 1988 account attributable to Elective Deferrals (the "frozen amount") suffers a loss subsequent to December 31, 1988 that brings the value of the account below the frozen amount, then the Qualified Matching Contributions, and Qualified Nonelective Contributions and earnings may be withdrawn due to financial hardship to the extent necessary to reach the frozen amount. All requests for a hardship withdrawal shall be made to the "Hardship Withdrawal Committee". The "Hardship Withdrawal Committee" shall consist of the Employer's Chief Financial Officer, its principal Human Resources executive and a third member who shall be selected by the previously named members.

         Amounts may be withdrawn pursuant to this Section 6.11(b) only if the Participant experiences an immediate and heavy financial need and the withdrawal is necessary to satisfy the financial need.
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                           (i) Immediate and Heavy  Financial Need. The Hardship
                  Withdrawal Committee shall determine whether the Participant has an immediate and heavy financial need based on all of the relevant facts and circumstances. Generally, for example, the need to pay funeral expenses of a spouse or lineal ascendant
                  or  descendant  of  the   Participant   would   constitute  an
                  "immediate and heavy financial need", but the need for funds for a totally discretionary expenditure (such as the purchase of a boat) would not. The following expenses or circumstances will be deemed to give rise to an immediate and heavy financial need for purposes of this Section 6.11(b) regardless of whether the general standards set out above are satisfied:

                           (A) Medical expenses described in Code Section 213(d) necessary to obtain medical care for the Participant, his spouse or dependents; or

                           (B) Purchase (excluding mortgage payments) of a principal residence for the Participant; or

                           (C) Payment of the next twelve (12) months' tuition, room and board, and education-related expenses for a post-secondary education for the Participant, his spouse or dependents; or

                           (D)      Prevention   of   the   eviction   from   or
                                    foreclosure on the Participant's principal residence; or

                           (E) Any other circumstance or expense designated by the Commissioner of Internal Revenue as a deemed immediate and heavy financial need in any published revenue ruling, notice or other document of general applicability.

                           (ii) Necessary to Satisfy an Immediate and Heavy Financial Need. The withdrawal request will be considered to be necessary to satisfy an immediate and heavy financial need of a Participant only if the need may not be satisfied from
                  other   resources  that  are   reasonably   available  to  the
                  Participant, and the withdrawal does not exceed the amount needed to satisfy the need. The Hardship Withdrawal Committee
                  shall  consider  all  relevant  facts  and   circumstances  in
                  determining whether a hardship withdrawal is necessary in order to satisfy an immediate and heavy financial need. Generally, a withdrawal shall be considered necessary if the Participant represents to the Hardship Withdrawal Committee that the need cannot be relieved through reimbursement or compensation by insurance or otherwise, by the reasonable liquidation of the Participant's assets (to the extent that such liquidation would not itself cause an immediate and heavy financial need), by
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                  cessation  of  elective  pre-tax  contributions  or  after-tax contributions under this or any other plan sponsored by the Employer, or by other distributions or nontaxable loans under
                  this  or  any  other  plan   sponsored  by  the  Employer.   A
                  distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of
                  the  following  requirements  are  satisfied,   regardless  of
                  whether the general standards set forth above are met:

                           (A) The amount requested for distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

                           (B) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

                           (C) All plans sponsored by the Employer provide that the Participant's contributions (whether made on a pre-tax of after-tax basis) will be suspended for at least twelve
                                    (12)   months    after    receipt   of   the
                                    distribution; and

                           (D) All plans sponsored by the Employer provide that the Participant may not make elective pre-tax contributions for the calendar year immediately following the calendar year in which the distribution for the hardship withdrawal is made in excess of the applicable limit in effect for such year under Code Section 402(g) less the amount of the Participant's pre-tax elective contributions for the calendar year in which the hardship withdrawal is made.

                  If  the  Hardship  Withdrawal   Committee  determines  that  a
         Participant's request for a hardship withdrawal meets the requirements set forth in this Section 6.11(b), then the Hardship Withdrawal Committee shall direct the Trustee to pay such amounts to the Participant upon receipt from the Participant of such written request or form as may be required by the Hardship Withdrawal Committee. In determining the amount of the withdrawal, the Hardship Withdrawal Committee may include the amount of any taxes and penalties which the Participant must pay with respect to the distribution. The Hardship Withdrawal Committee may rely upon any representations made by the
         Participant   concerning  the  Participant's   intended  use  of  funds
         distributed to the Participant pursuant to this Section 6.11(b) and the urgency of any intended expenses or any other matters relevant to the Hardship Withdrawal Committee's determinations of the Participant's request.
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         3.  Except as  otherwise  amended  above,  the Plan,  as amended by the previous three amendments, shall continue in full force and effect.

         To signify its adoption of this Fourth Amendment, MicroAge, Inc. has caused this Fourth Amendment to be executed by its duly authorized officer on this 4th day of December, 1996.

                                            MICROAGE, INC.

                                            By:/s/ Jeffrey D. McKeever
                                               ---------------------------------
                                                     Jeffrey D. McKeever
                                            Its:     Chairman of the Board and
                                                     Chief Executive Officer
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